CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
VOXX INTERNATIONAL CORPORATION,
A DELAWARE CORPORATION
WITH AND INTO
AUDIOVOX CORPORATION,
A DELAWARE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

AUDIOVOX CORPORATION (the “Corporation”), a corporation incorporated on the 10th day of April, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.     That the Corporation is organized and existing under the General Corporation Law of the State of Delaware.

2.     That the Corporation owns 100% of the outstanding capital stock of VOXX INTERNATIONAL CORPORATION, a Delaware corporation (“VIC”) incorporated on the 5th day of October, 2011, pursuant to the provisions of the General Corporation Law of the State of Delaware.

3.     That the Corporation determined to merge VIC into itself (the “Merger”) by resolution of its board of directors attached hereto as Exhibit A, duly adopted on the 11th day of October, 2011.

4.     Pursuant to Section 253(b) of the General Corporation Law of Delaware the name of the corporation surviving the merger shall be VOXX INTERNATIONAL CORPORATION, and Article One of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

“The name of this corporation is VOXX INTERNATIONAL CORPORATION.”

5.     The Merger shall become effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 29th day of November, 2011.

AUDIOVOX CORPORATION

By: /s/ Charles M. Stoehr
Name:     Charles M. Stoehr
Title: Senior VP & CFO

EXHIBIT A
Resolutions of the Board of Directors of Audiovox Corporation,
a Delaware Corporation (the "Corporation")

Merger with VOXX INTERNATIONAL CORPORATION
WHEREAS, the Corporation owns 100% of the outstanding capital stock of VOXX INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware under the name “VOXX INTERNATIONAL CORP.”, which corporation's name was changed to “VOXX INTERNATIONAL CORPORATION” on October 26, 2011 (“VOXX INTERNATIONAL”) and,

WHEREAS, the Board desires that VOXX INTERNATIONAL merge with and into the Corporation and that the Corporation possess itself of all the estate, property, rights, privileges and franchises of VOXX INTERNATIONAL;

NOW, THEREFORE, BE IT RESOLVED that the Board hereby authorizes the merger of
VOXX INTERNATIONAL with and into the Corporation, with the Corporation continuing as the surviving corporation (the “Merger”); and it was

RESOLVED FURTHER, that upon the effective date of the Merger, the name of the
Corporation shall be changed from “Audiovox Corporation” to “VOXX INTERNATIONAL CORPORATION” pursuant to Section 253(b) of the Delaware General Corporation Law; and it was

RESOLVED FURTHER, that upon the effective date of the Merger, the Corporation shall assume any and all assets, obligations and liabilities of VOXX INTERNATIONAL pursuant to Section 253 of the Delaware General Corporation Law; and it was

RESOLVED FURTHER, that each outstanding share of capital stock of VOXX INTERNATIONAL will be canceled and extinguished upon the effectiveness of the Merger, and no consideration shall be issued in exchange therefor; and it was

RESOLVED FURTHER, that the officers of the Corporation be and hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge VOXX INTERNATIONAL with and into the Corporation and assume VOXX INTERNATIONAL's assets, liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware; and it was

RESOLVED FURTHER, that the Merger of VOXX INTERNATIONAL with and into the Corporation shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware as provided for therein; and it was

RESOLVED FURTHER, that the Certificate of Ownership and Merger in the form attached hereto as Annex A be and hereby is approved and adopted in all respects; and it was

RESOLVED FURTHER, that upon the effective time of the Merger, the Amended and
Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) in effect immediately prior to the effectiveness of the Merger shall continue to be the Certificate of Incorporation of the Corporation; provided, however, that the amendment to Article One of said Certificate of Incorporation as is effected by the merger is as follows: “The name of this corporation is VOXX INTERNATIONAL CORPORATION”; and it was further

RESOLVED FURTHER, that upon the effective time of the Merger, the directors and officers of the Corporation, as constituted immediately prior to the effectiveness of the Merger, shall continue to be the directors and officers of the Corporation; and it was

RESOLVED FURTHER, that each stock certificate evidencing the ownership of each share of Common Stock of the Corporation issued and outstanding immediately prior to the effective time of the merger shall continue to evidence ownership of the shares of the Corporation; and it was

RESOLVED FURTHER, that each stock certificate evidencing the ownership of Common
Stock of Corporation issued anytime after the effective time of the merger shall be in the form of the stock certificate attached hereto as Annex B or as otherwise approved by the Appropriate Officers of the Corporation; and it was

RESOLVED FURTHER, that the Board hereby authorizes, directs and empowers the
Chief Executive Officer, the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Corporation (the “Appropriate Officers”), and each of them, for and on behalf of the Corporation, to take any and all such actions, and prepare, execute and deliver any and all such documents, including filing of the Certificate of Ownership and Merger, as may be necessary or advisable to carry out the foregoing resolutions, and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.